EXHIBIT 10.9
Heska Corporation
2013 Management Incentive Plan

1.            The Category Percentages for the 2013 MIP are as follows:

Title	Heska MIP
Chief Executive Officer	50.0% of base pay
President	35.0% of base pay
Chief Financial Officer	35.0% of base pay
Executive Vice Presidents	35.0% of base pay
Vice Presidents	35.0% of base pay
Managing Directors	25.0% of base pay
Directors	25.0% of base pay

2.            The Plan Allocation for the 2013 MIP is as follows:

75% on overall achievement of the Financial Performance Metric ("FPM") and
25% on achievement of Strategic Growth Initiatives ("SGI")

3.           The Key Parameters for the 2013 MIP are as follows:

●	Pre-MIP Operating Income – 75%
●
Strategic Growth Initiative Milestone Achievement – 25%, as defined in the minutes for the May 2013 meeting of the Compensation Committee of the Board of Directors of Heska Corporation, with the following affiliated weightings:

-	Growth Initiative A
o	Succeed in Growth Initiative A for 50% weighting of SGI
o	Otherwise, 0% weighting of SGI

-	Growth Initiative B
o	Succeed in Growth Initiative B for 30% weighting of SGI
o	Otherwise, 0% weighting of SGI

-	Growth Initiative C
o	Succeed in Growth Initiative C for 20% weighting of SGI
o	Otherwise, 0% weighting of SGI

4.            The Payout Structure for the 2013 MIP is as follows:

●	All FPM MIP Payouts will be "self-funded" by a percentage of Pre-FPM MIP Operating Income (adjusted for minority interest) (PMOI) in excess of $2,000,000
●	PMOI in excess of $2,000,000 will be split 50%/50% between FPM MIP and the Company
●	For FPM of Pre-FPM MIP Operating Income see the table below
●	For SGI achievement of milestones, each milestone is a weighted percentage to equal 100% for SGI (3 total initiatives)
●	Payouts for each parameter will be calculated independent of the success or failure of the other parameter

●	Maximum MIP Payout for Proposed 2013 MIP for the financial metric parameter is paid at $4,738,250 of MPOI at 150% and achievement of the three milestones for SGI at 100%
●	In another example, achievement of 50% weighting of the SGI milestones and $2,912,750 of PMOI would pay MIP of $152,125 for SGI and $456,375 for FPM
●	Any MIP payment in excess of the Maximum MIP Payout shall be at the sole and absolute discretion of the Compensation Committee

Heska Corporation
2013 MIP Payout Table ($ unless otherwise noted)

Operating Income Pre-FPM MIP	Operating Income Post-FPM MIP	FPM MIP Payout %	FPM MIP Amount	SGI Payout Amount*	Total Payout Amount
2,000,000	2,000,000	0%	0	304,250	304,250
2,182,550	2,091,275	10%	91,275	304,250	395,525
2,365,100	2,182,500	20%	182,550	304,250	486,800
2,547,650	2,273,825	30%	273,825	304,250	578,075
2,730,200	2,365,100	40%	365,100	304,250	669,350
2,912,750	2,456,375	50%	456,375	304,250	760,625
3,095,300	2,547,650	60%	547,650	304,250	851,900
3,277,850	2,638,925	70%	638,925	304,250	943,175
3,460,400	2,730,200	80%	730,200	304,250	1,034,450
3,642,950	2,821,475	90%	821,475	304,250	1,125,725
3,825,500	2,912,750	100%	912,750	304,250	1,217,000
4,008,050	3,004,025	110%	1,004,025	304,250	1,308,275
4,190,600	3,095,300	120%	1,095,300	304,250	1,399,550
4,373,150	3,186,575	130%	1,186,575	304,250	1,490,825
4,555,700	3,277,850	140%	1,277,850	304,250	1,582,100
4,738,250	3,369,125	150%	1,369,125	304,250	1,673,375
4,738,250+	3,369,125+	Capped

*Assumes 100% achievement of milestones.